Exhibit 99.1
FORM 51-102F3
MATERIAL CHANGE REPORT
1.	Name and Address of Company

Inco Limited 145 King Street West Suite 1500 Toronto, Ontario M5H 4B7

2.	Date of Material Change

July 20, 2006

3.	News Release

A press release with respect to the material change referred to in this report was issued by Inco Limited (“Inco”) on July 20, 2006 through the facilities of Canada Newswire and filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”).

4.	Summary of Material Change

On July 20, 2006, Inco and Teck Cominco Limited (“Teck”) consented to a cease trade order (the “Order”) by the Ontario Securities Commission (the “OSC”) whereby Inco’s shareholder rights plan (the “Inco Rights Plan”), dated September 14, 1998, as amended, will cease to apply as of 4:30 p.m. (Toronto time) on Wednesday, August 16, 2006 (the “Effective Time”). The Order was made on July 20, 2006.

5.	Full Description of Material Change

On July 20, 2006, Inco and Teck consented to the Order, being a cease trade order by the OSC whereby the Inco Rights Plan will cease to apply as of the Effective Time. The Order was made on July 20, 2006. As a result, the hearing previously scheduled to take place before the OSC on Friday, July 21, 2006 to consider Teck’s application to cease trade the Inco Rights Plan did not occur.

6.	Reliance on Subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable.

7.	Omitted Information

Not applicable.

8.	Executive Officer

For further information, Simon A. Fish, Executive Vice President, General Counsel and Secretary of Inco may be contacted at (416) 361-7511.

9.	Date of Report

July 25, 2006